Exhibit 99.1

FOR IMMEDIATE RELEASE

ALLSTON, MA, August 1, 2007

New England Realty Associates (AMEX: NEN) Announces Withdrawal of

Consent Solicitation

On August 1, 2007, Conrad DiGregorio and Thomas Raffoul resigned as members of the Advisory Committee of New England Realty Associates Limited Partnership.  In light of these resignations, the Partnership has cancelled the consent solicitation previously mailed to all of its limited partners on or about June 29, 2007, relating to the qualification and appointment of additional members to the Advisory Committee, which consents were scheduled to be tabulated on August 6, 2007.  In accordance with Section 14.11 of the Partnership’s Second Amended and Restated Contract of Limited Partnership, NewReal, Inc., the general partner of the Partnership, intends to select a revised slate of candidates to serve on the Advisory Committee and to solicit the consent of the Partnership’s limited partners to qualify and appoint such candidates to the Advisory Committee.  A new consent solicitation identifying the nominees and the new record and tabulation dates for such consent will be filed by the Partnership with the Securities and Exchange Commission under cover of Schedule 14A and distributed to the limited partners of the Partnership within sixty (60) days.

Contact:	Sally Starr
New England Realty Associates LP
39 Brighton Avenue, Allston, MA 02134
617- 850-7244
e-mail: nera@thehamiltoncompany.com